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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-1

                              --------------------

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
  _____ Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)

                              --------------------

                            FIRST UNION NATIONAL BANK
               (Exact name of Trustee as specified in its charter)

230 SOUTH TRYON STREET, 9TH FL.
CHARLOTTE, NC                                 28288-1179                     56-0900030
(Address of principal executive office)       (Zip Code)        (I.R.S. Employer Identification No.)

                       Patricia A. Welling, (804) 788-9663
                  901 E. Cary Street, Richmond, Virginia 23219
                               (Agent for Service)

                              --------------------

                                 TELIGENT, INC.
               (Exact name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   54-1866562
                      (I.R.S. Employer Identification No.)

                               8065 Leesburg Pike
                                   Vienna, VA
                    (Address of principal executive offices)


                                      22182
                                   (Zip Code)

                              SENIOR NOTES DUE 2007
                       (Title of the indenture securities)

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1.        General information.

           (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                   The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Richmond, Virginia. Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

          (b)      The Trustee is authorized to exercise corporate trust powers.


2.        Affiliations with obligor.

                   The obligor is not an affiliate of the Trustee.

3.        Voting Securities of the Trustee.

                   Not applicable
                   (See answer to Item 13)

4.        Trusteeships under other indentures.

                   Not applicable
                   (See answer to Item 13)

5. Interlocking directorates and similar relationships with the obligor or underwriters.

                   Not applicable
                   (See answer to Item 13)

6. Voting securities of the Trustee owned by the obligor or its officials.

                   Not applicable
                   (See answer to Item 13)

7. Voting securities of the Trustee owned by underwriters or their officials.

                   Not applicable
                   (See answer to Item 13)

8.        Securities of the obligor owned or held by the Trustee.

                   Not applicable
                   (See answer to Item 13)


9.        Securities of underwriters owned or held by the Trustee.

                   Not applicable
                   (See answer to Item 13)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                   Not applicable
                   (See answer to Item 13)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                   Not applicable
                   (See answer to Item 13)

12.       Indebtedness of the obligor to the Trustee.

                   Not applicable
                   (See answer to Item 13)


13.       Defaults by the obligor.

                   A. None
                   B. None

14.       Affiliations with the underwriters.

                   Not applicable
                   (See answer to Item 13)

15.       Foreign trustee.

                   Trustee is a national banking association organized under the laws of the United States.


16.       List of Exhibits.

         (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

         (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)


         (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

         (4) By-Laws. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

         (5)  Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

         (7)  Report of condition of Trustee.

         (8)  Inapplicable.

         (9)  Inapplicable.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 29th day of October, 1997.


                                       FIRST UNION NATIONAL BANK
                                       (Trustee)


                                       BY: /s/ Patricia A. Welling
                                           -----------------------------------
                                           Patricia A. Welling, Vice President


                                                                 EXHIBIT T-1 (6)

                               CONSENTS OF TRUSTEE

              Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Teligent, Inc. Senior Notes due 2007, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                       FIRST UNION NATIONAL BANK


                                       BY: /s/ John M. Turner
                                           -----------------------------------
                                           John M. Turner, Vice President and
                                           Managing Director


Dated:   October 29, 1997

                                                               EXHIBIT 7 to T-1


R E P O R T  OF  C O N D I T I O N


         Consolidating domestic subsidiaries of the

         First Union National Bank of Virginia of Roanoke
                     Name of Bank                 City

         in the state of Virginia, at the close of business on June 30, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 02737 Comptroller of the Currency Southeastern District


Statement of Resources and Liabilities


ASSETS
                                                                                         Thousands of dollars
       1   Cash and balances due from depository institutions:
           a.  Noninterest-bearing balances and currency and coin..................................      545,663
           b.  Interest-bearing balances...........................................................      105,078
       2   Securities:
           a. Held-to-maturity securities..........................................................      106,633
           b. Available-for-sale securities........................................................    2,065,875
       3   Federal funds sold and securities purchased under agmts to resell:                             34,017
       4   Loans and lease financing receivables:
           a. Loans and leases, net of unearned income.................................   6,768,094
           b. LESS: Allowance for loan and lease losses................................      94,982
           c. LESS: Allocated transfer risk reserve....................................           0
           d. Loans and leases, net of unearned income, allowance, and reserve.....................    6,673,112
       5   Assets held in trading accounts.........................................................            0
       6   Premises and fixed assets (including capitalized leases)................................      155,842
       7   Other real estate owned.................................................................       10,432
       8   Investments in unconsolidated subsidiaries and associated companies.....................       54,248
       9   Customers' liability to this bank on acceptances outstanding............................          812
      10   Intangible assets.......................................................................      160,918
      11   Other assets............................................................................      168,132
      12   Total assets............................................................................   10,080,762

LIABILITIES
      13   Deposits:
           a. In domestic offices..................................................................    6,846,202
              (1) Noninterest-bearing..................................................   1,510,572
              (2) Interest-bearing.....................................................   5,335,630
           b. In foreign offices, Edge and Agmt subsidiaries, and IBFs.............................            0
              (1) Noninterest-bearing..............................................................            0
              (2) Interest-bearing.................................................................            0
      14   Federal funds purchased and securities sold under agmts to repurchase:                      1,837,150
      15   a. Demand notes issued to the U.S. Treasury.............................................        5,507
           b. Trading liabilities..................................................................            0
      16   Other borrowed money:
           a. With a remaining maturity of one year or less........................................      100,875
           b. With a remaining maturity of more than one year through three years..................            0
           c. With a remaining maturity of more than three years                                          46,570
      17   Not applicable
      18   Bank's liability on acceptances executed and outstanding................................          812
      19   Subordinated notes and debentures.......................................................      160,000
      20   Other liabilities.......................................................................      127,448
      21   Total liabilities.......................................................................    9,224,564
      22   Not applicable

EQUITY CAPITAL

      23   Perpetual preferred stock and related surplus...........................................            0
      24   Common stock............................................................................       65,164
      25   Surplus.................................................................................      729,855
      26   a. Undivided profits and capital reserves...............................................       61,207
           b. Net unrealized holding gains (losses) on available-for-sale securities...............          (28)
      27   Cumulative foreign currency translation adjustments.....................................
      28   Total equity capital....................................................................      856,198
      29   Total liabilities, limited-life preferred stock, and equity capital
           (sum of items 21 and 28)................................................................   10,080,762

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Directors                                    I,   Gary R. Sessions
Warner N. Dalhouse                                 Name
Benjamin P. Jenkins, III                     Vice President
Robert W. Helms                                    Title

                                             of the above-named bank do hereby
                                             declare that this Report
                                             of Condition is true and correct to
                                             the best of my knowledge and
                                             belief.

report.condition 6/30/97